UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

TRANSOCEAN LTD.
R. THADDEUS VAYDA
VICE PRESIDENT INVESTOR RELATIONS AND COMMUNICATIONS	TURMSTRASSE 30

CH-6300 ZUG
To International institutional investors who hold shares through a custodian or nominee
SWITZERLAND
April 13, 2012

Annual General Meeting to be held on May 18, 2012

Dear Transocean Shareholder:

The Annual General Meeting (AGM) of Transocean Ltd. will be held on Friday, May 18, 2012 at the Lorzensaal Cham, Dorfplatz 3, CH-6330 Cham, Switzerland at 4:00 p.m. CEST. The Board of Directors of Transocean Ltd. greatly appreciates all shareholders that attend the AGM and submit their votes.

Transocean Ltd. is incorporated in Switzerland, has issued registered shares and trades on both NYSE and SIX Swiss Exchange. All shareholders as of May 1, 2012, the record date for the AGM, are entitled to vote at the AGM. Such shareholders do not need to take any additional steps, such as blocking or re-registering their shares, in order to establish eligibility to vote. Holders are entitled to vote any shares sold after the record date at the AGM.

Transocean Ltd. has retained Innisfree M&A Incorporated, together with its London-based subsidiary Lake Isle M&A Incorporated, as proxy solicitor to assist with the voting process. If you receive any notice from your custodian or proxy agent indicating that share blocking applies to this meeting, please contact our proxy solicitor at the telephone numbers below for clarification.

Proxy materials were previously sent to you on or about April 6, 2012 and you should have received your material through your custodian or nominee. Our Proxy Statement and Annual Report are also available online at http://www.deepwater.com/proxymaterials.cfm

Submission of your voting instructions to your custodians who are the registered holder should be communicated well in advance of the AGM in order for your votes to be counted. Only proxies submitted by your custodian will be accepted for the meeting. Your custodian should submit your voting instructions via proxy on your behalf.

Should you have any questions regarding the voting process or require additional information, please contact our proxy solicitor at the telephone numbers indicated below:

Holders Outside the U.S.	U.S. Holders
Lake Isle M&A Incorporated	Innisfree M&A Incorporated
+44-20-7710-9960	Shareholders: (878) 800-5186 (toll-free)
Banks and Brokers: (212) 750-5833 (collect)

We thank you in advance for your assistance and cooperation.

Sincerely yours,

Transocean Ltd.

/s/ R. Thaddeus Vayda
R. Thaddeus Vayda
Vice President
Investor Relations and Communications